                                                                Exhibit 10.4

4 September 1997


PixTech, S.A.
Parc Industrial de la Pompignane
Rue de la Vieille Poste
34055 Montpellier Cedex - France

Attention:   Jean-Luc Grand-Clement

Subject: Cross-Licensing Period Extension and Other Matters Related to the Cooperation and License Agreement of 1 June 1994 between Raytheon Company and Pixel International, S.A. (now PixTech, S.A.)

Gentlemen:

This Letter Agreement is to confirm certain understandings and agreements between PixTech S.A. ("PixTech") and Raytheon Company ("Raytheon") related to the extended Cross-Licensing Period provided for under the above Agreement and also concerning certain other matters related to said Agreement as follows:

1. Raytheon and PixTech hereby agree to enter into the Extended Cross-Licensing Period provided for under section 3.3 of the above referenced Agreement with said Extended Cross-Licensing Period commencing as of 1 June 1997 and expiring on 1 June 1999. During this Extended Cross-Licensing Period, Raytheon and PixTech shall (a) exchange technology in the FED Field (as defined in said Agreement) and (b) cross-license such technology to each other, all as provided for by and in accordance with Section 3.3 of said Agreement. All other provisions of the Agreement of 1 June 1994 applicable to the Extended Cross-Licensing Period and exchanges thereunder shall continue to apply.

2.   Raytheon may elect to pursue a refund claim for all or part of the
[ ]* in withholding taxes which were paid to the United States Internal Revenue Service in connection with the payments made to PixTech or its predecessor company Pixel International, S.A. pursuant to Sections 5.1 and 5.2 of the above referenced Agreement. Any recovery pursuant to any such claim for refund will be for the benefit of Raytheon, and PixTech shall execute all documents necessary to insure that any refunds obtained are paid to and are for the benefit of Raytheon. Furthermore, PixTech shall grant Raytheon a Power of Attorney and shall execute such other documents as may be required to permit Raytheon to pursue the above mentioned refund claim. PixTech shall also assist Raytheon in preparing and documenting any such request for refund. Provided that PixTech complies with the requirements of this paragraph, Raytheon shall withdraw its
Invoice No. 9999-399 to PixTech in the amount of [      ]* dated 13 March 1997.

3. During the Extended Cross-Licensing Period set forth in Section 1 above, PixTech agrees to supply cathodes to Raytheon as requested by Raytheon in connection with Raytheon's FED Program which is the subject of the above referenced Agreement. PixTech agrees to supply such cathodes under reasonable terms and conditions consistent with past practices between the parties. During the Extended Cross-Licensing Period set forth in Section 1 above, Raytheon agrees to purchase its cathode requirements for the aforementioned FED Program from PixTech subject, however, to mutual agreement as to price and terms and conditions of supply. In connection with the above, Raytheon shall provide PixTech with periodic estimates of Raytheon's cathode requirements in the form of a 12 month rolling forecast to be updated quarterly.

* Confidential Treatment Requested

4. During the above referenced Extended Cross-Licensing Period, Raytheon shall endeavor to utilize PixTech as a subcontractor / vendor for goods and services which Raytheon requires from third parties in connection with any contracts which Raytheon may obtain for the supply of Royalty Bearing Products (as defined in the above referenced Agreement) provided that PixTech has the capability to supply such goods and services in accordance with Raytheon's and its customer's requirements and subject to (a) agreement on terms and conditions and pricing,
(b) PixTech being competitive as to price and schedule with other potential suppliers, (c) applicable government regulations, and (d) customer approval where required.

5. Raytheon's presently intended development activities during the Extended Cross-Licensing Period, depending on whether or not DARPA funding is obtained, are summarized below.

                                     Planned Raytheon          Estimated Raytheon
                                     Effort with DARPA         Effort without
                                     Funding                   DARPA Funding
                                    -----------------------   ---------------------------
[                       ]*          [         ]*              [             ]*
[                       ]*          [         ]*              [             ]*
[                       ]*          [         ]*              [             ]*

Raytheon presently anticipates that it may receive additional funding beyond that presently planned in which case the above described efforts may be expanded. PixTech understands that the efforts described in this Section 5 represent Raytheon's current plans and intent with regard to development efforts and that Raytheon may modify these plans at any time based on its own business requirements and budget constraints.


Raytheon and PixTech have confirmed their agreement to the terms of this Letter Agreement as evidenced by the signatures of their respective duly authorized representatives as set forth below. This Letter Agreement has been executed in duplicate with one original copy for each party.

Very truly yours,


 /s/ W.E. Graham
----------------
Raytheon Company
W.E. Graham
Contracts Manager

Agreed:
PixTech, S.A.

 /s/ Jean-Luc Grand Clement
---------------------------
By:     Jean-Luc Grand-Clement
Title:  President


*Confidential Treatment Requested